EXHIBIT 32.1

CERTIFICATION OF

DANIEL J. THOMAS

PURSUANT TO 18 U.S.C. § 1350

I, Daniel J. Thomas, of Concentra Operating Corporation (the “Company”), hereby certify that the accompanying report on Form 10-Q/A for the quarterly period ended September 30, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2004

/s/ DANIEL J. THOMAS
Daniel J. Thomas
Chief Executive Officer